SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2007 (February 7, 2007)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01	Entry into a Material Definitive Agreement

On February 7, 2007, Ambac Financial Group, Inc. (the “Registrant”) entered into an accelerated share buyback agreement (“ASB Agreement”) with Goldman, Sachs & Co. (“Goldman Sachs”) to repurchase $400 million of the Registrant’s common stock on an accelerated basis. The accelerated share repurchase is part of a previously announced repurchase program authorized by the Registrant’s board of directors to repurchase up to 24 million shares of the Registrant’s common shares.

Under the ASB Agreement, the Registrant will repurchase a number of shares to be determined based on the average of the daily volume weighted average share prices of the Registrant’s common stock during a specified period of time, subject to certain provisions that establish a minimum number of shares that may be repurchased by the Registrant. The minimum number of shares the Registrant will repurchase under the ASB Agreement will be determined by dividing $400 million by 104.5% of the average of the daily volume weighted average share prices of the Registrant’s common stock over a period of up to approximately one month following execution of the ASB Agreement. Goldman Sachs will deliver the minimum number of shares to the Registrant within this time period, and the Registrant understands that Goldman Sachs will borrow all or a portion of the minimum number of shares to be delivered. Over the term of the ASB Agreement, which is expected to terminate approximately one to four months following this minimum share delivery, Goldman Sachs is expected to purchase shares in the open market. At the end of the one- to four-month period, the Registrant may receive additional shares from Goldman Sachs depending on the average of the daily volume weighted average prices of the shares during that period.

The Registrant will prepay the $400 million to Goldman Sachs on February 12, 2007. Thereafter, the Registrant has no other obligations under the ASB Agreement to pay additional amounts or deliver shares to Goldman Sachs in connection with the accelerated share repurchase. Shares repurchased under the ASB Agreement will be held in the Registrant’s treasury and may be reissued for various corporate purposes.

From time to time the Registrant engages Goldman Sachs in investment banking and other advisory services for which Goldman Sachs receives customary fees and expenses.

In addition, the disclosure provided in item 2.03 below regarding the Registrant’s entry into certain other agreements is hereby incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 12, 2007, the Registrant completed the public offering of $400 million aggregate principal amount of Directly-Issued Subordinated Capital Securities (DISCSSM) pursuant to an Underwriting Agreement and Terms Agreement, each dated February 7, 2007, by and among the Registrant, and Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. as representatives of the several underwriters named therein. Each of the Underwriting Agreement and the Terms Agreement are attached to this Current Report on Form 8-K as Exhibits 1.01 and 1.02, respectively.

The DISCS were registered by means of a Registration Statement on Form S-3, (Registration No. 333-131888) (as amended to date, the “Registration Statement”). A prospectus supplement, dated February 7, 2007 (the “Prospectus Supplement”), relating to the DISCS and supplementing the base prospectus dated February 6, 2007 (together with the Prospectus Supplement, the “Prospectus”) was filed with the Securities and Exchange Commission on February 8, 2007.

The DISCS were issued as a separate series of junior subordinated debt securities under a junior subordinated indenture, dated as of February 12, 2007 (the “Base Indenture”), as supplemented by a supplemental indenture, dated as of February 12, 2007 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) each between the Registrant and The Bank of New York. The Base Indenture and the First Supplemental Indenture are attached to this Current Report on Form 8-K as exhibits 4.11 and 4.12, respectively, and are incorporated herein by reference.

The DISCS will be unsecured, subordinated and junior in right of payment upon the Registrant’s liquidation, including to all of the Registrant’s existing and future senior indebtedness, but will rank equally in right of payment upon liquidation with debt that by its terms does not rank senior upon the Registrant’s liquidation to the DISCS and with the Registrant’s trade creditors, and will be effectively subordinated to all liabilities of the Registrant’s subsidiaries.

The DISCS were priced at 99.335% of their principal amount. The DISCS will mature on February 15, 2037, or if that day is not a business day, the following business day, (the “Scheduled Maturity Date”), provided that the Registrant is required to repay the DISCS on the Scheduled Maturity Date only to the extent that it has raised sufficient net proceeds from the issuance of certain “replacement capital securities” specified in the Replacement Capital Covenant discussed below. The Registrant has agreed to use its

DISCSSM is a service mark of Citigroup Global Markets Inc. Citigroup Global Markets Inc. has applied for patent protection for certain aspects of the DISCSSM structure described in the Prospectus Supplement.

commercially reasonable efforts, subject to the occurrence of certain “market disruption events” specified in the First Supplemental Indenture to raise sufficient net proceeds from such qualifying capital securities. Any unpaid principal amount of the DISCS will mature on February 7, 2087 or if that day is not a business day, the following business day (referred to in the First Supplemental Indenture as the “Final Maturity Date”) or upon acceleration following an event of default, regardless of the amount of qualifying capital securities the Registrant has issued and sold by that time.

Interest on the DISCS will accrue from February 12, 2007. Until February 15, 2037 the DISCS will bear interest at the annual rate of 6.15% payable semi-annually in arrears on February 15 and August 15 of each year beginning on August 15, 2007. If any DISCS remain outstanding after February 15, 2037, they will bear interest at an annual rate equal to one-month LIBOR plus 1.835%, reset and payable monthly until repaid.

The Registrant has the right to elect to defer the payment of interest on the DISCS as described in the Indenture, provided, however, that subject to certain conditions and exclusions, if the Registrant defers interest on the DISCS, it will be required, commencing on the earlier of (i) the first interest payment date on which it pays current interest (which it may do from any source of funds) or (ii) the fifth anniversary of the commencement of the deferral period, if on such date such deferral period has not ended, to continuously use its commercially reasonable efforts to issue certain specified securities described in Section 2.6 of the First Supplemental Indenture, until it has raised an amount of eligible proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest, including compounded interest thereon, on the DISCS. The Registrant may defer interest for up to ten consecutive years without giving rise to an event of default. Deferred interest will accumulate additional interest at an annual rate equal to the annual interest rate then applicable to the DISCS. In the event of the Registrant’s bankruptcy, holders of the DISCS may have a limited claim for deferred interest.

The Registrant may elect to redeem any or all of the DISCS on or after February 15, 2037 at a redemption price equal to 100% of the principal amount of the DISCS being redeemed plus any accrued and unpaid interest and before February 15, 2037 (i) in whole at any time or in part from time to time, or (ii) in whole, but not in part, if certain changes occur relating to the tax treatment of or rating agency equity credit accorded to the DISCS, in each case at a redemption price equal to the greater of (x) 100% of the principal amount of the DISCS being redeemed and (y) the applicable treasury-based make-whole amount (calculated as described under “Description of the DISCS—Redemption,” in the Prospectus Supplement) in each case plus any accrued and unpaid interest. A description of the terms of the DISCS is included under the caption “Description of the DISCS” in the Prospectus Supplement and under the caption “Description of Debt Securities” in the Prospectus, and such descriptions are incorporated in this Current Report by reference to the Prospectus Supplement, which is attached as Exhibit 99.11 hereto.

The foregoing summary is qualified in its entirety by reference to the text of the Base Indenture and the First Supplemental Indenture, copies of which are filed as exhibits and are incorporated herein by reference. The form of the DISCS is attached to this Current Report on Form 8-K as Exhibit 4.13.

In addition, on February 12, 2007, in connection with the completion of the offering of the DISCS, the Registrant entered into a replacement capital covenant (the “Replacement Capital Covenant”), whereby the Registrant agreed for the benefit of holders of certain series of the Registrant’s long-term indebtedness designated by the Registrant in accordance with the terms of the Replacement Capital Covenant from time to time ranking senior to the DISCS that the DISCS will not be repaid, redeemed or purchased by the Registrant, on or before February 7, 2067, unless such repayment, redemption or purchase is made from the proceeds of the issuance of certain replacement capital securities and pursuant to the other terms and conditions set forth in the Replacement Capital Covenant. The Replacement Capital Covenant is attached hereto as Exhibit 4.14 and incorporated herein by reference.

The foregoing summary is qualified in its entirety by reference to the text of the Replacement Capital Covenant, a copy of which is filed as an exhibit and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Item
1.01	Underwriting Agreement dated February 7, 2007 among the Registrant, Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. acting as representatives of the several underwriters.

1.02	Terms Agreement dated February 7, 2007 among the Registrant, Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. acting as representatives of the several underwriters.

4.11	Junior Subordinated Indenture dated as of February 12, 2007 between Ambac Financial Group, Inc. and The Bank of New York.

4.12	First Supplemental Indenture dated as of February 12, 2007 between Ambac Financial Group, Inc. and The Bank of New York.

4.13	Form of the DISCS.

4.14	Replacement Capital Covenant dated as of February 12, 2007.

99.11	Prospectus Supplement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc. (Registrant)

Dated: February 12, 2007	By:	/s/ Sean T. Leonard

Sean T. Leonard
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Item
1.01	Underwriting Agreement dated February 7, 2007 among the Registrant, Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. acting as representatives of the several underwriters.

1.02	Terms Agreement dated February 7, 2007 among the Registrant, Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. acting as representatives of the several underwriters.

4.11	Junior Subordinated Indenture dated as of February 12, 2007 between Ambac Financial Group, Inc. and The Bank of New York.

4.12	First Supplemental Indenture dated as of February 12, 2007 between Ambac Financial Group, Inc. and The Bank of New York.

4.13	Form of the DISCS.

4.14	Replacement Capital Covenant dated as of February 12, 2007.

99.11	Prospectus Supplement.